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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-11 No. 333-55715) and related Prospectus of Excel Legacy Corporation for the registration of certain securities; the Registration Statement (Form S-3 No. 333-79673) and related Prospectus of Excel Legacy Corporation for the registration of certain securities; and the Registration Statement (Form S-8 No. 333-68597) pertaining to the 1998 Stock Option Plan of Excel Legacy Corporation of our report dated January 19, 2001 (except for Note 13, as to which the date is January 26, 2001), with respect to the consolidated financial statements and schedules of Price Enterprises, Inc. incorporated by reference in this Amendment No. 3 to the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                      /s/ ERNST & YOUNG LLP

San Diego, California
July 27, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS